UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2024

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 949-3681
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 6, 2024, the Board of Directors (the “Board”) of Gyre Therapeutics, Inc. (the “Company”) appointed David Epstein, Ph.D. as a Class II director to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Dr. Epstein was also appointed as a member of the Board’s Audit Committee and Compensation Committee.

Dr. Epstein, age 65, is a co-founder of PairX Bio Pte. Ltd., a biopharmaceutical company, where he has served as a director since June 2022 and as President and Chief Executive Officer since September 2023. Dr. Epstein is also the co-founder of Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), where he served as President and Chief Executive Officer from September 2016 to September 2023. He also served as director of Black Diamond Therapeutics from September 2016 until June 2024. From January 2019 to June 2023, Dr. Epstein served as an Associate Professor in the Cancer and Stem Cell Biology Program at Duke-NUS Medical School. From April 2014 to December 2018, Dr. Epstein held various positions, including Vice Dean, Innovation & Entrepreneurship and Associate Professor in Cancer and Stem Biology, at Duke-NUS Medical School, Singapore, where he founded and built Duke-NUS’s Center for Technology & Development. From June 2010 to March 2013, Dr. Epstein was Senior Vice President, Chief Scientific Officer and Site Head for OSI Pharmaceuticals, Inc. (“OSI”), a pharmaceutical company acquired by Astellas Pharma, Inc. He also served as Senior Vice President and Chief Scientific Officer, Oncology, at OSI from 2006 to 2010. Before joining OSI, from 2001 to 2006, Dr. Epstein served as Vice President, Biology, and from 2000 to 2003, as co-founder and director at Archemix Corporation, a biotechnology company. Dr. Epstein served as a member of the board of directors at MetaStat, Inc., a precision medicine biotechnology company, from April 2013 to April 2015. Dr. Epstein earned a B.S. in Chemistry from Lewis & Clark College and a Ph.D. in Biochemistry from Brandeis University. Dr. Epstein completed a joint post-doctoral fellowship, leading a collaboration in protein structure, function and NMR dynamics between the labs of Steven Benkovic at Penn State and Peter Wright at The Scripps Research Institute in La Jolla, California.

In connection with his appointment to the Board, Dr. Epstein will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy as described in the Company’s Definitive Proxy Statement filed on April 29, 2024. Dr. Epstein is also entering into the Company’s standard form of indemnification agreement, a form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 30, 2023.

There are no arrangements or understandings between Dr. Epstein and any other person pursuant to which he was appointed as director of the Company; there are no family relationships between Dr. Epstein and any director or executive officer of the Company; and Dr. Epstein is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing appointment is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Also on August 6, 2024, the Board appointed Rodney Nussbaum as chair of the Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated August 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: August 8, 2024	By:	/s/ Ruoyu Chen
	Name:	Ruoyu Chen
	Title:	Chief Financial Officer